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[LETTERHEAD]


Mr. Greg Etter
Vice President and General Counsel
Battle Mountain Gold Company
333 Clay Street, Suite 4200
Houston, Texas 77002-4103

Dear Mr. Etter:

In accordance with Section 3006(b) of Public Law 106-31, the Record of Decision for the Crown Jewel Mine Project is hereby reinstated.

Sincerely,



/s/ James R. Lyons                                     Date:  5/27/99
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James R. Lyons
Under Secretary
Natural Resources and Environment
Department of Agriculture


/s/ Charles R. Rawls                                   Date:  5/27/99
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Charles R. Rawls
General Counsel
Department of Agriculture


/s/ Sylvia V. Baca                                     Date:  May 28 1999
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Sylvia Baca
Acting Assistant Secretary
Land and Minerals Management
Department of the Interior


/s/ John D. Leshy                                      Date:  May 27, 1999
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John D. Leshy
Solicitor
Department of the Interior